Worthington Industries Acquires Tempel Steel Company

COLUMBUS, Ohio, December 01, 2021 -- Worthington Industries, Inc. [NYSE: WOR] today announced that its Steel Processing segment has completed its acquisition of Tempel Steel Company, a leading global manufacturer of precision motor and transformer laminations for the electrical steel market that includes transformers, machine motors and electric vehicle (EV) motors. The purchase price was approximately $255 million and adds five manufacturing facilities located in Chicago, Canada, China, India and Mexico.

“The addition of Tempel makes us a world leader in the rapidly growing electrical steel market that includes transformers, machine motors and electric vehicle motors,” said President and CEO Andy Rose. “Tempel expands our sustainable mobility offerings beyond lightweighting and hydrogen to more widely serve the global market for hybrids, EVs and the electricity infrastructure needed to support them. Tempel has a rich history and dedicated workforce and we’re excited to officially welcome them to Worthington.”

The transaction, funded primarily with existing cash, includes Tempel’s headquarters and manufacturing operations in Chicago with additional manufacturing facilities in Burlington, Canada, Changzhou, China, Chennai, India and Monterrey, Mexico and adds 1,500 employees.

About Worthington Industries

Worthington Industries (NYSE:WOR) is a leading industrial manufacturing company pursuing its vision to be the transformative partner to its customers, a positive force for its communities and earn exceptional returns for its shareholders. For over six decades, the Company has been delivering innovative solutions to customers spanning industries such as automotive, energy, retail and construction. Worthington is North America’s premier value-added steel processor and producer of laser welded solutions and electrical steel laminations that provide lightweighting, safety critical and emission reducing components to the mobility market. Through on-board fueling systems and gas containment solutions, Worthington serves the growing global hydrogen ecosystem. The Company’s focus on innovation and manufacturing expertise extends to market-leading consumer products in tools, outdoor living and celebrations categories, sold under brand names, Coleman®, Bernzomatic®, Balloon Time®, Mag Torch®, Well-X-Trol®, General®, Garden-Weasel®, Pactool International® and Hawkeye™; as well as market leading building products, including water systems, heating & cooling solutions, architectural and acoustical grid ceilings and metal framing and accessories.

Headquartered in Columbus, Ohio, Worthington operates 58 facilities in 16 states and nine countries, sells into over 90 countries and employs approximately 9,500 people. Founded in 1955, the Company follows a people-first philosophy with earning money for its shareholders as its first corporate goal. Relentlessly finding new ways to drive progress and transform, Worthington is committed to providing

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Worthington Industries

Dec. 01, 2021

better solutions for customers and bettering the communities where it operates by reducing waste, supporting community-based non-profits and developing the next generations of makers.

Safe Harbor Statement
Worthington Industries wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act"). Statements by Worthington Industries which are not historical information constitute "forward looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected, including the overall success of, and the ability to integrate, newly-acquired businesses, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom. Factors that could cause actual results to differ materially include risks, uncertainties and impacts described from time to time in Worthington Industries’ filings with the Securities and Exchange Commission, including those related to COVID-19 and the various actions taken in connection therewith, which could also heighten other risks.

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